EXHIBIT 99.1


   Alliance Laundry Holdings LLC Reports 1st Quarter 2007 Earnings

    RIPON, Wis.--(BUSINESS WIRE)--May 15, 2007--Alliance Laundry
Holdings LLC announced today results for the three months ended March
31, 2007.

    Net revenues for the quarter ended March 31, 2007 increased $25.1 million, or 35.1%, to $96.5 million from $71.5 million for the quarter ended March 31, 2006. Our net income for the quarter ended March 31, 2007 was $2.4 million as compared to a net loss of $1.5 million for the quarter ended March 31, 2006. Adjusted EBITDA (see "About Non-GAAP Financial Measures" below) for the quarter ended March 31, 2007 increased $3.2 million to $17.0 million from $13.8 million for the quarter ended March 31, 2006.

    The overall net revenue increase of $25.1 million was attributable to higher commercial laundry revenues of $5.3 million, higher consumer laundry revenue of $3.0 million, higher service parts revenue of $2.1 million and CLD Acquisition related sales of $21.0 million from the European operations offset by $6.3 million of worldwide sales eliminations. The increase in commercial laundry revenues includes $2.6 million of net sales resulting from the acquisition of CLD's U.S. operations, $1.1 million of higher North American commercial equipment revenue, $0.7 million of higher international revenue, and $0.9 million of higher earnings from our off-balance sheet equipment financing program.

    Included in our net loss for the quarter ended March 31, 2006 was a $1.4 million impairment charge related to a reduction in the value of the Ajax trademark, with no similar impairment charge in the quarter ended March 31, 2007. In addition, $1.1 million of our net income for the quarter ended March 31, 2007 was related to our European operations. The quarter ended March 31, 2006 does not include the acquired European operations, which were acquired on July 14, 2006.

    In announcing the Company's results, CEO and President Thomas F. L'Esperance said, "We are pleased to report yet another solid quarter. The CLD Acquisition was a significant contributor to both our revenue and earnings growth for the quarter. We are also happy to announce that our consolidation efforts for the CLD Acquisition are substantially complete."

    "We believe the CLD Acquisition has made us a stronger company in both North America and Internationally and look forward to the opportunities that this strategic acquisition presents as we work together with the CLD team to execute our Company's growth and customer one objectives," said L'Esperance.

    About Non-GAAP Financial Measures

    In addition to disclosing financial results that are determined in accordance with generally accepted accounting principles (GAAP), we also disclose EBITDA and Adjusted EBITDA, which are non-GAAP measures. We have presented EBITDA and Adjusted EBITDA because certain covenants in our Senior Credit Facility are tied to ratios based on these measures. "EBITDA" represents net income (loss) before interest expense, income tax (provision) benefit and depreciation and amortization, and "Adjusted EBITDA" (as defined under the Senior Credit Facility) is EBITDA as further adjusted to exclude, among other things, certain non-recurring expenses and other non-recurring non-cash charges. EBITDA and Adjusted EBITDA do not represent, and should not be considered, an alternative to net income or cash flow from operations, as determined by GAAP, and our calculations thereof may not be comparable to similarly entitled measures reported by other companies. Our Senior Credit Facility requires us to satisfy specified financial ratios and tests, including a maximum of total debt to Adjusted EBITDA and a minimum Adjusted EBITDA to cash interest expense. To the extent that we fail to maintain either of these ratios within the limits set forth in the Senior Credit Facility, our ability to access amounts available under our Revolving Credit Facility would be limited, our liquidity would be adversely affected and our obligations under the Senior Credit Facility could be accelerated. In addition, any such acceleration would constitute an event of default under the indenture governing the Senior Subordinated Notes (the "Notes Indenture"), and such an event of default under the Notes Indenture could lead to an acceleration of our obligations under the Senior Subordinated Notes. A reconciliation of EBITDA and Adjusted EBITDA with the most directly comparable GAAP measure is included below for the three months ended March 31, 2007 along with the components of EBITDA and Adjusted EBITDA.

    About Alliance Laundry Holdings LLC

    Alliance Laundry Holdings LLC is the parent company of Alliance Laundry Systems LLC (www.comlaundry.com), a leading designer, manufacturer and marketer in North America of commercial laundry equipment used in laundromats, multi-housing laundries and on-premise laundries. Under the well-known brand names of Speed Queen(R), UniMac(R), Huebsch(R), IPSO(R), and Cissell(R), we produce a full line of commercial washing machines and dryers with load capacities from 12 to 200 pounds. We have been a leader in the North American stand-alone commercial laundry equipment industry for more than ten years. With the addition of our European operations and Alliance Laundry's export sales to Europe, we believe that we are also a leader in the European stand-alone commercial laundry equipment industry.

    Safe Harbor for Forward-Looking Statements

    With the exception of the reported actual results, this press release contains predictions, estimates and other forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of our business to differ materially from those expressed or implied by such forward-looking statements. Although we believe that our plans, intentions and expectations reflected in such forward-looking statements are based on reasonable assumptions, we can give no assurance that such plans, intentions, expectations, objectives or goals will be achieved. Important factors that could cause actual results to differ materially from those included in forward-looking statements include: impact of competition; continued sales to key customers; possible fluctuations in the cost of raw materials and components; possible fluctuations in currency exchange rates, which affect the competitiveness of our products abroad; possible fluctuation in interest rates, which affects our earnings and cash flows; the impact of substantial leverage and debt service on us; possible loss of suppliers; risks related to our asset backed facilities; dependence on key personnel; labor relations; potential liability for environmental, health and safety matters; potential future legal proceedings and litigation; and other risks listed from time to time in the Company's reports, including, but not limited to the Company's most recent Annual Report on Form 10-K for the year ended December 31, 2006.

    Financial information for Alliance Laundry Holdings LLC appears on the next five pages for the three months ended March 31, 2007.

                    ALLIANCE LAUNDRY HOLDINGS LLC
                CONDENSED CONSOLIDATED BALANCE SHEETS
                             (unaudited)
                            (in thousands)

                                             March 31,    December 31,
                                               2007          2006
                                            ------------  ------------
                   Assets
Current assets:
  Cash and cash equivalents                      $6,563       $11,221
  Accounts receivable, net                       24,731        24,523
  Inventories, net                               60,125        49,746
  Beneficial interests in securitized
   accounts receivable                           23,633        28,641
  Deferred income tax asset, net                  2,963         3,656
  Prepaid expenses and other                      3,826         4,684
                                            ------------  ------------
    Total current assets                        121,841       122,471

Notes receivable, net                             3,642         4,018
Property, plant and equipment, net               72,503        73,789
Goodwill                                        181,329       180,778
Beneficial interests in securitized
 financial assets                                18,544        18,055
Deferred income tax asset, net                    9,177         9,177
Debt issuance costs, net                          9,785        10,318
Intangible assets, net                          151,616       153,108
                                            ------------  ------------
    Total assets                               $568,437      $571,714
                                            ============  ============

     Liabilities and Member(s)' Equity
Current liabilities:
  Current portion of long-term debt and
   capital lease obligations                       $438          $526
  Revolving credit facility                           -             -
  Accounts payable                               22,879        21,438
  Deferred income tax liability, net                143           216
  Other current liabilities                      31,380        37,087
                                            ------------  ------------
    Total current liabilities                    54,840        59,267

Long-term debt and capital lease
 obligations:
  Senior credit facility                        222,000       224,000
  Senior subordinated notes                     149,453       149,430
  Other long-term debt and capital lease
   obligations                                    2,136         2,159

Deferred income tax liability, net                6,998         6,939
Other long-term liabilities                      11,765        11,935
                                            ------------  ------------
    Total liabilities                           447,192       453,730

Commitments and contingencies:
Member(s)' equity                               121,245       117,984
                                            ------------  ------------
  Total liabilities and member(s)' equity      $568,437      $571,714
                                            ============  ============

                    ALLIANCE LAUNDRY HOLDINGS LLC
           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                             (unaudited)
                            (in thousands)

                                                Three Months Ended
                                            --------------------------
                                             March 31,     March 31,
                                               2007          2006
                                            ------------  ------------

Net revenues:
  Equipment and service parts                   $94,171       $69,979
  Equipment financing, net                        2,371         1,500
                                            ------------  ------------
Net revenues                                     96,542        71,479
Cost of sales                                    68,440        52,916
                                            ------------  ------------
Gross profit                                     28,102        18,563
                                            ------------  ------------

Selling, general and administrative expense      15,517        12,497
Securitization, impairment and other costs          530         1,828
                                            ------------  ------------
Total operating expenses                         16,047        14,325
                                            ------------  ------------
    Operating income                             12,055         4,238

Interest expense                                  8,336         6,457
                                            ------------  ------------
    Income (loss) before taxes                    3,719        (2,219)
Provision (benefit) for income taxes              1,295          (705)
                                            ------------  ------------
    Net income (loss)                            $2,424       $(1,514)
                                            ============  ============

                    ALLIANCE LAUNDRY HOLDINGS LLC
           CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (unaudited)
                            (in thousands)

                                                Three Months Ended
                                            --------------------------
                                             March 31,     March 31,
                                               2007          2006
                                            ------------  ------------

Cash flows from operating activities:
  Net income (loss)                              $2,424       $(1,514)
  Adjustments to reconcile net income
   (loss) to net cash provided by (used in)
   operating activities:
    Depreciation and amortization                 4,621         5,867
    Non-cash interest expense (income)              283          (368)
    Non-cash executive unit compensation            940         1,285
    Non-cash trademark impairment                     -         1,400
    Deferred income taxes                           586          (713)
    Loss on sale of property, plant and
     equipment                                        2            20
    Changes in assets and liabilities:
      Accounts receivable                           113          (661)
      Inventories                               (10,495)      (11,466)
      Other assets                                5,582         1,889
      Accounts payable                            1,467         1,707
      Other liabilities                          (5,354)       (4,856)
                                            ------------  ------------
    Net cash provided by (used in)
     operating activities                           169        (7,410)
                                            ------------  ------------

Cash flows used in investing activities:
  Additions to property, plant and
   equipment                                     (2,024)       (1,400)
  Acquisition of businesses, net of cash
   acquired                                      (1,725)            -
  Proceeds on disposition of assets               1,078            26
                                            ------------  ------------
    Net cash used in investing activities        (2,671)       (1,374)
                                            ------------  ------------

Cash flows (used in) provided by financing
 activities:
  Principal (payments on) proceeds from
   long-term debt                                (2,132)        1,000
  Net increase in revolving line of credit
   borrowings                                         -         3,000
                                            ------------  ------------
    Net cash (used in) provided by
     financing activities                        (2,132)        4,000
                                            ------------  ------------

                                            ------------  ------------
Effect of exchange rate changes on cash and
 cash equivalents                                   (24)            -
                                            ------------  ------------

Decrease in cash and cash equivalents            (4,658)       (4,784)
Cash and cash equivalents at beginning of
 period                                          11,221         5,075
                                            ------------  ------------
Cash and cash equivalents at end of period       $6,563          $291
                                            ============  ============


Supplemental disclosure of cash flow
 information:
  Cash and cash equivalents paid for
   interest                                      $9,503        $9,702
  Cash and cash equivalents paid for income
   taxes                                             58             8

    Reconciliation of Net (loss) income to EBITDA and Adjusted EBITDA, and reconciliation of Adjusted EBITDA to Net Cash Provided by (Used in) Operating Activities for the Three Ended March 31, 2007 (Dollars in Thousands):

                                                Three Months Ended
                                            --------------------------
                                             March 31,     March 31,
                                               2007          2006
                                            ------------  ------------


Net (loss) income                                $2,424       $(1,514)
Provision for income taxes                        1,295          (705)
Interest expense                                  8,336         6,457
Depreciation and amortization (a)                 4,621         5,867
Non-cash interest income included in
 amortization above                                (533)         (478)
                                            ------------  ------------
EBITDA                                           16,143         9,627
Finance program adjustments (b)                    (822)           94
Other non-recurring charges (c)                     751         1,367
Other non-cash charges (d)                          940         2,685
                                            ------------  ------------
Adjusted EBITDA                                  17,012        13,773

Interest expense                                 (8,336)       (6,457)
Non-cash interest income included in
 amortization above                                 533           478
Other non-cash interest                             283          (368)
Finance program adjustments (b)                     822           (94)
Other non-recurring charges (c)                    (751)       (1,367)
Deferred taxes                                     (709)            -
Loss on sale of property, plant and
 equipment                                            2            20
Other expense                                         -            (8)
Changes in assets and liabilities                (8,687)      (13,387)
                                            ------------  ------------
Net cash provided by operating activities          $169       $(7,410)
                                            ============  ============

    (a) Depreciation and amortization amounts include amortization of deferred financing costs included in interest expense.

    (b) We currently operate an off-balance sheet commercial equipment finance program in which newly originated equipment loans are sold to qualified special-purpose bankruptcy remote entities. In accordance with GAAP, we are required to record gains/losses on the sale of these equipment based promissory notes. In calculating Adjusted EBITDA, management determines the cash impact of net interest income on these notes. The finance program adjustments are the difference between GAAP basis revenues (as prescribed by SFAS No. 125/140) and cash basis revenues.

    (c) Other non-recurring charges are described as follows:

    -- Other non-recurring charges for the quarter ended March 31, 2007 relate to a periodic accrual of $0.1 million under the one time retention bonus agreement with certain management employees, $0.1 million of costs related to the transfer of the Marianna, Florida product lines to Ripon, Wisconsin which are included in the selling, general and administrative expense line of our consolidated statements of operations and $0.6 million of costs associated with the closure of the Marianna, Florida production facility which are included in the impairment and other costs line of our consolidated statements of operations.

    -- Other non-recurring charges for the quarter ended March 31, 2006 relate to a periodic accrual of $0.3 million under a one time retention bonus agreement with certain management employees, $0.7 million of costs related to the transfer of the Marianna, Florida product lines to Ripon, Wisconsin which are included in the selling, general and administrative expense line of our consolidated statements of operations and $0.4 million of costs associated with the closure of the Marianna, Florida production facility which are included in the impairment and other costs line of our consolidated statements of operations.

    (d) Other non-cash charges are described as follows:

    -- Other non-cash charges for the quarter ended March 31, 2007 relate to $0.9 million of non-cash incentive compensation expense related to management incentive stock options, which is included in the selling, general and administrative expense line of our consolidated statements of operations.

    -- Other non-cash charges for the quarter ended March 31, 2006 relate to $1.3 million of non-cash incentive compensation expense related to management incentive stock options, which is included in the selling, general and administrative expense line of our consolidated statements of operations and a $1.4 million non-cash impairment charge related to the Ajax trademark, driven by the Company's decision to discontinue sales of AJAX(R) products. The Ajax impairment is included in the impairment and other costs line of our consolidated statements of operations.

    CONTACT: Alliance Laundry Holdings LLC
             Bruce P. Rounds, CFO
             920-748-1634